RULE 10f3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f-3 Procedures

1.	Name of Portfolio/Series: Neuberger Berman Genesis Fund

2.	Name of Issuer:  Signature Bank

3.	Date of Purchase: March 28, 2005

4.	Underwriter from whom purchased: Friedman, Billings, Ramsey & Co.;
        Keefe, Bruyette & Woods, Inc.

5.	Affiliated Underwriter managing or participating in underwriting syndicate:  Lehman Brothers Inc.

6.      Is a list of the underwriting syndicates members
        attached?                                             Yes X  No __

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase: 301,000 shares

8.	Aggregate principal amount of offering: 15,200,000 shares

9.	Purchase price (net of fees and expenses): $26.40

10.	Date offering commenced: March 28, 2005

11.	Offering price at close of first day on which any sales were made: $26.40

12.	Commission, spread or profit: 4.00%  $1.056 share


13.     Have the following conditions been satisfied?             Yes   No

        a. The securities are:

              part of an issue registered under the Securities
              Act of 1933 which is being offered to the public;    X    __


              part of an issue of Government Securities;          __    __

              Eligible Municipal Securities;                      __    __

              sold in an Eligible Foreign Offering; or            __    __

              sold in an Eligible Rule 144A offering?             __    __

        (See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

        b. (1) The securities were purchased prior to the end
               of the first day on which any sales were made,
               at a price that is not more than the price paid
               by each other purchaser of securities in that
               offering or in any concurrent offering of the
               securities (except, in the case of an Eligible
               Foreign Offering, for any rights to purchase that
               are required by law to be granted to existing
               security holders of the issuer); OR                 X    __

           (2) If the securities to be purchased were offered
               for subscription upon exercise of rights, such
               securities were purchased on or before the
               fourth day preceding the day on which the rights
               offering terminates?                               __    __

        c. The underwriting was a firm commitment underwriting?    X    __

        d. The commission, spread or profit was reasonable and
           fair in relation to that being received by others for
           underwriting similar securities during the same
           period (see Attachment for comparison of spread with
           comparable recent offerings)?                           X    __

        e. The issuer of the securities, except for Eligible
           Municipal Securities, and its predecessors have been
           in continuous operation for not less than three years.  X    __

        f. (1) The amount of the securities, other than those
               sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts
               with respect to which the Adviser has investment
               discretion and exercised such discretion with
               respect to the purchase, did not exceed 25% of the
               principal amount of the offering; OR                X    __


								  Yes   No

           (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

            (i) The principal amount of the offering of such
                class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

           (ii) The principal amount of the offering of such
                class in any concurrent pubic offering?           __    __

        g. (1) No affiliated underwriter of the Fund was a
               direct or indirect participant in or beneficiary
               of the sale; OR                                     X    __

           (2) With respect to the purchase of Eligible
               Municipal Securities, no affiliated underwriter
               of the Fund was a direct or indirect participant
               in the sale and such purchase was not designated
               as a group sale or otherwise allocated to the
               account of an affiliated underwriter?              __    __

        h. Information has or will be timely supplied to the
           appropriate officer of the Fund for inclusion on SEC
           Form N-SAR and quarterly reports to the Board?          X    __




       Approved: _______________________________      Date: March 30, 2005






Attachment
                             RULE 10f3 REPORT FORM

     Additional Information for paragraph d commission or spread comparable recent offerings:

          Comparison1 Comparison2 Comparison3 Comparison4 Comparison5

Security  SIGNATURE    AMERICAN     ASPEN        ____________ ____________
          BANK (SBNY)  CAPITAL      INSURANCE
                       STRATEGIES   HOLDINGS
                       LTD. (ACAS)  LTD. (AHL)


Date      3/28/05      3/22/05      3/22/05      ____________ ____________
Offered

Offering  $26.40       $31.50       $25.00       ____________ ____________
Price

Spread    1.056        1.386        1.00         ____________ ____________
($)


Spread    4.00         4.40         4.00         ____________ ____________
(%)

Type of   COMMON STOCK COMMON STOCK COMMON STOCK ____________ ____________
Security   SECONDARY  PRIMARY    SECONDARY

Rating or N/A          N/A          N/A
Quality

Size of   $401,280,000 $274,050,000 $6,450,000   ____________ ____________
Issue

Total     $773,920,000 $2,794,370,000 $1,732,880,000 ________ ____________

Capitalization
of Issuer

Note:  Minimum of two comparisons must be completed for each purchase.




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